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                                                                    Exhibit 4.12

     The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. Such securities may not be sold or transferred in the absence of such registration unless the Company receives an opinion of counsel reasonably acceptable to it stating that such sale or transfer is exempt from the registration requirements of such Act.

                              COMMON STOCK WARRANT

                                       OF

                              CAIS INTERNET, INC.

     THIS CERTIFIES THAT, subject to the terms of this Warrant, for value received, Bass Hotels & Resorts, Inc. ("Bass") or its successors and permitted assigns (the "Warrantholder"), is entitled to purchase shares of Common Stock,
              -------------
par value $.01 per share (the "Common Stock"), of CAIS Internet, Inc., a
                               ------------
Delaware corporation (the "Company"), from the Company in such number and at
                           -------
such price as determined in accordance with this Warrant.

     This Warrant is issued in connection with the Master Agreement for Hotel Internet Service dated as of February 1, 2000, by and between the Company's wholly owned subsidiary, CAIS, Inc., and Bass.

     Upon delivery of this Warrant (with the Notice of Exercise in the form attached hereto as Exhibit A), together with payment of the Warrant Price (as defined below) for the shares of Common Stock to be issued, which payment may be made by converting this Warrant pursuant to Section 5 below ("Warrant
                                                              -------
Conversion"), at the principal office of the Company or at such other office or
----------
agency as the Company may designate by notice in writing to the holder hereof, the Warrantholder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. All shares of Common Stock which may be issued upon the exercise of this Warrant will, upon issuance, be fully paid and nonassessable and free from all taxes, liens and charges with respect thereto.

     This Warrant is subject to the following terms and conditions:

     1.  Term of Warrant.  This Warrant may be exercised in whole, but not in
         ---------------
part, at any time on or after the date hereof; provided, however, that this Warrant shall expire to the extent then unexercised as of 5:00 p.m., Washington, DC time, on February 1, 2005.

     2.  Number of Warrant Shares.  Subject to adjustment from time to time
         ------------------------
pursuant to Section 4 hereof, the Warrantholder may exercise this Warrant with respect to 63,000 shares of Common Stock (or other securities issuable in the event of a reclassification, change, merger or consolidation as set forth in
Section 4(a) hereof) (the "Shares"). This Warrant may be exercised only once for
                           ------
all, and only for all, of the Shares. The Company shall not be required to issue fractions of Shares on the exercise or conversion of this Warrant. If any fraction of a Share would, except for the provisions of the immediately preceding sentence, be issuable on the exercise or conversion of this

Warrant, the Company shall purchase such fraction for an amount in cash equal to the current fair market value of such fraction.

     3.  Warrant Price.  The exercise price of this Warrant (the "Warrant
         -------------
Price") shall equal $40.0056 per share, subject to adjustment from time to time pursuant to Section 4 hereof.

     4.  Adjustment of Number of Shares and Warrant Price.  The number and kind
         ------------------------------------------------
of Shares purchasable upon the exercise of the Warrant and the Warrant Price shall be subject to adjustment from time to time in accordance with the following provisions.

         (a)  Reclassification, Consolidation or Merger.  In case of any capital
              -----------------------------------------
reorganization, reclassification or change of outstanding securities of the class issuable upon exercise of the Warrant (other than as a result of a subdivision, split, combination or stock dividend), or in case of any consolidation or merger of the Company with or into another entity, the Company, or such successor entity, as the case may be, shall execute new Warrants, with substantially the same terms as this Warrant, or amend this Warrant, to provide that the holder of this Warrant shall have the right to exercise such new Warrant or amended Warrant and procure upon such exercise in lieu of the Common Stock theretofore issuable upon exercise of this Warrant the kind and amount of shares of stock, other securities, money and/or property receivable upon such reorganization, reclassification, change, consolidation or merger by the Warrantholder if this Warrant had been fully exercised immediately prior to such event. Any such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this
Section 4. The provisions of this subsection (a) shall similarly apply to successive reorganizations, reclassifications, changes, consolidations and mergers.

         (b)  Subdivision or Combination of Shares.  If at any time while this
              ------------------------------------
Warrant remains outstanding and unexpired, the Company shall subdivide, split or combine its Common Stock (or declare a dividend or make a distribution payable in shares of Common Stock or other capital stock), the number of Shares into which the Warrants are exercisable immediately prior to such action shall be proportionately adjusted so that the holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which the holder would have owned immediately following such action if such Warrant had been exercised immediately prior to such action and the Warrant Price shall be proportionately adjusted.

         (c)  Notification.  Notwithstanding any other provision hereof, to the
              ------------
extent permitted by applicable law, the Company shall provide written notice to the Warrantholder at least ten (10) days prior to the record date or other effective date for any of the following actions: dividends, mergers, liquidations, consolidations, reclassifications of stock, sale of substantially all of the Company's assets or any other similar action for which stockholder approval is required by Delaware law.

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

     5.  Payment by Warrant Conversion.  The Warrantholder may exercise the
         -----------------------------
purchase right represented by this Warrant with respect to the Shares subject to this Warrant ("Converted Warrant Shares") and elect to pay for a number of such
               ------------------------
Converted Warrant Shares through Warrant Conversion by specifying such election in the Notice of Exercise attached hereto as Exhibit A. In such event, the Company shall deliver to the Warrantholder (without payment by the Warrantholder of any Warrant Price or any cash or other consideration) that number of Shares equal to the quotient obtained by dividing (x) the value of this Warrant (or the specified portion hereof) on the date of exercise, which value shall be determined by subtracting (A) the aggregate Warrant Price of the Converted Warrant Shares immediately prior to the exercise of the Warrant from (B) the aggregate fair market value of the Converted Warrant Shares issuable upon exercise of this Warrant (or the specified portion hereof) on the date of exercise, by (y) the fair market value of one Share on the date of exercise. For purposes of this Section 5, the fair market value of a Share as of a particular date shall be the closing price on the trading day immediately prior to the exercise of the applicable Warrant.

     6.  Notices.  Upon any adjustment of the Warrant Price and any increase or
         -------
decrease in the number of Shares purchasable upon the exercise of this Warrant, then, and in each such case, the Company, within 30 days thereafter, shall give written notice thereof to the registered holder of this Warrant (the "Notice").
                                                                      ------
The Notice shall be mailed to the address of such holder as shown on the books of the Company; and shall state the Warrant Price as adjusted and the increased or decreased number of shares purchasable upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation of each. Any notice pursuant to this Warrant to be given or made by the Warrantholder or the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, or by next day delivery service for personal delivery, addressed (until another address is provided in writing by the Company or the Warrantholder) as follows with a copy to the Company's or Warrantholder's legal departments:

CAIS INTERNET, INC.                          BASS HOTELS & RESORTS, INC.
1255 22nd Street, N.W.                       Three Ravinia Drive
Washington, D.C. 20037                       Suite 2900
Attn:  President                             Atlanta, Georgia 30346
                                             Attention:  Senior Vice President,
                                             Information Technology Attorney

     7.  Transfer and Exchange of the Warrant and Shares.  When this Warrant or
         -----------------------------------------------
Shares are presented to the Company with a request:

              i)    to register their transfer; or

              ii) to exchange such Warrant for an equal number of Warrants of other authorized denominations, the Company shall register the transfer or make the exchange as requested if the following requirements are met:

          (x) the Warrant shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Company, duly executed by the Warrantholder thereof or by his attorney-in-fact, duly authorized in writing; and

          (y) in the case of Shares, such request shall be accompanied by the following additional information and documents (all of which may be submitted by facsimile), as applicable:

               (A) if such Shares are being transferred (1) to a "qualified institutional buyer" (as defined in Rule 144A) in accordance with Rule 144A or (2) pursuant to an exemption from registration in accordance with Rule 144 (and based on an opinion of counsel if the Company so requests) or (3) pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), in each case a certification to that effect;

               (B) if such Shares are being transferred pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act (and based on an opinion of counsel if the Company so requests), a certification to that effect; or

               (C) if such Shares are being transferred in reliance on another exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Company so requests), a certification to that effect.

     8.  Miscellaneous
         -------------
         (a) The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or permitted assigns of the Company and of the holder or holders hereof and of the Common Stock issued or issuable upon the exercise hereof.

         (b) No Warrantholder, as such, shall be entitled to vote or receive dividends or be deemed to be a stockholder of the Company for any purpose, nor shall anything contained in this Warrant be construed (i) to confer upon the Warrantholder, as such, any rights of a stockholder of the Company, or any right to vote, give or withhold consent to any corporate action, receive notice of meetings, receive dividends or subscription rights, or otherwise, or (ii) as imposing any obligation on the Warrantholder to purchase any securities or any liability as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or its creditors.

         (c) Receipt of this Warrant by the Warrantholder hereof shall constitute acceptance of and agreement to the foregoing terms and conditions.

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

         (d) The Company will not, by amendment of its certificate of incorporation or bylaws or through any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all actions as may be necessary or appropriate in order to protect the rights of the Warrantholder against impairment.

         (e) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or distribution, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrants, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like date and tenor.

         (f) Any provision of this Warrant may be amended, waived or modified upon the written consent of the Company and the Warrantholder.

         (g) The Company hereby agrees that at all times there shall be reserved for issuance and/or deliver upon exercise of this Warrant, free from preemptive rights, such number of authorized but unissued shares of Common Stock as from time to time shall be required for issuance or delivery upon exercise of this Warrant. The Company further agrees that it will promptly take all action as may from time to time be required in order to permit the holder hereof to exercise this Warrant and the Company duly and effectively to issue shares of Common Stock hereunder.

         (h) This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflicts of laws provisions thereof.

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

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

Dated:  February 1, 2000

                              CAIS INTERNET, INC.

                              /s/ William M. Caldwell, IV
                              ------------------------------------
                              William M. Caldwell, IV
                              President


















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

EXHIBIT A
---------

                               NOTICE OF EXERCISE
                               ------------------

TO:  CAIS Internet, Inc.

     1. The undersigned hereby elects to purchase _____ shares of the Common Stock of CAIS Internet, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full, together with all applicable transfer taxes, if any.

     2. The undersigned hereby elects to exercise the purchase right with respect to ________ shares of such Common Stock through Warrant Conversion, as set forth in Section 5 of the attached Warrant.

     3. Please issue a certificate or certificates representing such shares of Common Stock in the name of the undersigned or in such other names as is specified below:


               -----------------------------------------
                  (Name)


               -----------------------------------------



               -----------------------------------------
                  (Address)


                              Signature of Warrantholder:


                              --------------------------------------------

                              By:
                                  ----------------------------------------

                              Title:
                                     -------------------------------------

                              Date:


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